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Exhibit 5.1

[Letterhead of Hensley Kim & Edgington, LLC]

February 11, 2005

McDATA Corporation
380 Interlocken Crescent
Suite 600
Broomfield, Colorado 80021

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have served as special legal counsel to McDATA Corporation, a Delaware corporation (the "Company"), and in such capacity have participated in the preparation and filing of a registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, for the purpose of registering shares (the "Shares") of Class A common stock, par value $0.01 per share, of the Company issuable pursuant to that certain Agreement and Plan of Merger dated as of January 17, 2005 (the "Merger Agreement') among the Company, Condor Acquisition, Inc., a Minnesota corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Computer Network Technology Corporation, a Minnesota corporation ("CNT"), as amended, pursuant to which Merger Sub will be merged with and into CNT (the "Merger").

        We have reviewed such matters of law and made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. In expressing the opinion set forth below, we have assumed, with your consent, that all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, and all signatures on all documents submitted to us for examination are genuine and made by natural persons with legal capacity.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions contained herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance of the Shares in connection with the Merger, and when (i) the Registration Statement has been declared effective by order of the SEC, (ii) the Shares have been issued in accordance with the terms and conditions set forth in the Registration Statement, the Merger Agreement and the resolutions adopted by your board of directors, (iii) the Shares have been issued following approval by the Company's stockholders of such issuance, and (iv) the transactions contemplated by the Merger Agreement have been consummated in accordance with the Merger Agreement, upon issuance, delivery and payment therefor in the manner contemplated by the Merger Agreement and the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

        We have assumed for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Shares.

        We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Colorado, the United States of America and the Delaware General Corporation Law. This opinion is limited to the facts as they presently exist and the effect of the present state of the laws of the State of Colorado and the United States of America and the Delaware General Corporation Law.

Although we are not admitted to practice in the State of Delaware, we are generally familiar with the Delaware General Corporation Law and have made such inquiries as we consider necessary to render our opinion expressed herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts. We express no opinion as to the application of the securities or blue sky laws of any states with respect to the offer or sale of the Shares. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

        This opinion is based upon the laws and legal interpretations in effect, and the facts and circumstances existing, on the date hereof, and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts and circumstances.

        Our opinion is furnished specifically for you and your stockholders, and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity. Notwithstanding the preceding sentence, we hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement and the joint proxy statement/prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                      Very truly yours,

                      /s/ Hensley Kim & Edgington, LLC

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  Exhibit 5.1